Exhibit 10.11

Equity Pledge Contract

This Equity Pledge Contract (this “Contract”) is made and entered into by the following parties in Beijing on March 15, 2021:

Party A: Etao International Healthcare Technology Co., Ltd., a limited liability company, organized and existing under the laws of China, with its registered address at Room 201-9, Floor 2, Building 10, Zhongguancun Software Park, No. 8, Dongbeiwang West Road, Haidian District, Beijing. The legal representation is Xiuying Jiang. (“Pledgee”)

Party B1: Ping Wang, a Chinese citizen with Chinese Identification No.: [Redacted].

Party B2: Lei Chen, a Chinese citizen with Chinese Identification No.: [Redacted].

Party B3: Shandong Taipu Investment Partnership (Limited Partnership), a limited partnership organized and existing under the laws of China, with its registered address at Room 105, No. 106, Beiyan Street, 300 meters east of the intersection of Nanjing Road and Wangshe Road, Fujia Town, Zibo Economic Development Zone, Zibo City, Shandong Province. Executive partner is Ping Wang.

Party B4: Liwen Wang, a Chinese citizen with Chinese Identification No.: [Redacted].

Party B5: Sichuan Ruitao Technology Co., Ltd., a limited liability company, organized and existing under the laws of China, with its registered address at No. 619, Floor 6, Building 2, No. 218, Tianfu 3rd Street, High-tech Zone, Chengdu. The legal representation is Tiejun Wang.

(Party B1 to Party B5 separately and collectively as “Party B” or “Pledgors”)

Party C: Alliance Insurance Brokerage Co., Ltd., a limited liability company, organized and existing under the laws of China, with its address at Room 101-107 and Room 201-208, Building 2, No. 80, Zhengxi Road, Yangpu District, Shanghai. The legal representative is Ping Wang.

In this Contract, Pledgee, Pledgors and Party C are hereinafter referred to individually as a “Party”, and collectively as the “Parties”.

Whereas:

1.	The Pledgee is a limited liability company duly incorporated in Beijing, China. The Pledgors are citizens of the People's Republic of China (“PRC”), limited partnership or limited liability company registered in PRC. The Pledgors are the complete set of shareholders of Party C, with the capital contribution of RMB 50 million. Party C acknowledges the rights and obligations of the Pledgors and the Pledgee hereunder, and agrees to provide any assistance required for registration of the pledge.

2.	On March 15, 2021, the Pledgee and Party C signed an Exclusive Business Cooperation Agreement (“Exclusive Business Cooperation Agreement”), and the Pledgee signed an Exclusive Option Contract (“Exclusive Option Contract”) with Pledgors and Party C, and each of the Pledgors has signed the Power of Attorney authorizing Pledgee (the “Power of Attorney”, together with the Exclusive Business Cooperation Agreement, the Exclusive Option Contract and this Contract, collectively referred to as the “Control Agreements”).

3.	To guarantee that the Pledgee receives from Party C all amounts due and payable by Party C, including but not limited to consultation and service fees, and that Party C and the Pledgors will perform the obligations under the Exclusive Business Cooperation Agreement, the Exclusive Option Contract, the Power of Attorney and this Contract, the Pledgors hereby create a pledge of 85% equity held or will be held by Pledgors in Party C in favor of the Pledgee.

1.	Definitions

Unless this Contract stipulates otherwise, the terms below shall have the following meanings:

1.1	“Pledge” means the security interest created by the Pledgors in favor of the Pledgee according to Clause 2 hereof, that is the right of the Pledgee to be first paid from the proceeds from the transfer, auction or sale of the Equity of the Pledgors.

1.2	“Equity” means 85% of the equity currently held and will be held by the Pledgors legally in Party C according to Clause 2.1 hereof.

1.3	“Pledge Period” means the period specified in Clause 3 hereof.

1.4	“Contract Obligations” shall refer to all the obligations of the Pledgors and Party C under the Exclusive Business Cooperation Agreement, Exclusive Option Contract, Power of Attorney and this Contract (including but not limited to consulting and service fees due and payable to Party A under the Exclusive Business Cooperation Agreement (whether on the specified due date, through early repayment, or otherwise) ).

1.5	“Secured Indebtedness” shall mean all direct, indirect and derivative losses and loss of predictable interests suffered by the Pledgee due to any Exercise Event of the Pledgors and / or Party C. The basis for the amount of such losses includes but is not limited to the Pledgee's reasonable business plan, profit forecast and all expenses incurred by the Pledgee to force the Pledgors and / or Party C to perform its obligations hereof.

1.5	“Exercise Event” means any of the circumstances set out in Clause 7 hereof, including breach event and accident.

1.6	“Exercise Notice” means the notice of Exercise Event issued by the Pledgee according to this Contract.

2.	Pledge

2.1	As a security for prompt and full performance of all Contract Obligations of Party C and the Pledgors and their payment of the Secured Indebtedness, the Pledgors hereby create a pledge over 85% of their equity in Party C (including 85% of the registered capital (capital contribution) of Party C owned by the Pledgors and all equity interests related thereto, as well as other registered capital (capital contribution) of Party C and all equity interests related thereto that the Pledgors may obtain in the future) in the form of first priority pledge in favor of the Pledgee. On the date of signing this Contract, the equity pledged by Party B is 85% of Party C’s equity held by Party B, and the corresponding capital contribution is 85% of Party C’s registered capital, i.e. RMB 42.5 million. The pledge of each Pledgor is as follows:

No.	Pledgors	Registered Capital Corresponding to Pledged Equity（RMB / 10,000 yuan）	Pledged Equity Percentage
1	Ping Wang	1572.5	31.45%
2	Lei Chen	1147.5	22.95%
3	Shandong Taipu Investment Partnership (Limited Partnership)	722.5	14.45%
4	Liwen Wang	403.75	8.075%
5	Sichuan Ruitao Technology Co., Ltd.	403.75	8.075%
Total	/	4250	85%

2.2	All Parties understand and acknowledge that the estimated monetary value generated for Secured Indebtedness or related estimated value shall be changeable and floating until the Settlement Date (as defined below).

2.3	In any of the following events (“Settlement Events”), the value of Secured Indebtedness shall be determined based on the total amount of payable guaranteed indebtedness that is not paid to the Pledgee on the latest date before any Settlement Events occur or on the date of the Settlement Events (“Confirmed Debts”):

(a)            Any other Control Agreements have been terminated according to the relevant provisions thereof;

(b)            The Pledgee issues an Exercise Notice to the Pledgors as per Article 7.3, because any Exercise Event specified in Article 7 of this Contract has occurred and is still unsolved;

(c)            After proper investigation, the Pledgee reasonably determines that Pledgors and/or Party C have become insolvent or might become insolvent; or

(d)            Any other event occurs, under which Secured Indebtedness shall be determined as provided by the PRC laws.

2.4	To avoid ambiguity, the date on which a Settlement Event occurs shall be deemed the settlement date (“Settlement Date”). The Pledgee shall have the right to exercise the Pledge according to Article 8 at its discretion on the Settlement Date or thereafter;

2.5	During the Pledge Period, the Pledgee shall have the right to receive any dividend or other distributable interests generated from the Equity. Any distribution of dividend or bonus shall be subject to prior written consent of the Pledgee. At the request of the Pledgee, the dividend or bonus received by the Pledgors in connection of the Equity, after deducting the corporate or individual income tax (if applicable) payable by the Pledgors, shall be (1) deposited to the account designated by the Pledgee, supervised by the Pledgee, and used for securing performance of the Contract Obligations and first payment of the Secured Indebtedness; or (2) given unconditionally to the Pledgee or any person designated by the Pledgee free of consideration, subject to the laws of China.

2.6	The Pledgors shall not increase the share capital of Party C without prior written consent of the Pledgee. Any additional amount in the registered capital of Party C from increased contribution of the Pledgors shall be subject to the equity pledge hereunder.

2.7	If Party C is required to be dissolved or liquidated according to any mandatory provisions of China laws, the benefit received by the Pledgors from distribution made by Party C according to laws upon completion of the dissolution or liquidation procedure of Party C shall be, at the request of the Pledgee, (1) deposited to the account designated by the Pledgee, supervised by the Pledgee, and used for securing performance of the Contract Obligations and first payment of the Secured Indebtedness; or (2) given unconditionally to the Pledgee or any person designated by the Pledgee free of consideration, subject to the laws of China.

3.	Pledge Period

3.1	The Pledge shall be created when it is registered with the administration for industry and commerce at the place of Party C (“Registration Authority”). The validity period of the pledge (“Pledge Period”) is from the effective date mentioned above until the last Secured Indebtedness and Contract Obligations guaranteed by the Pledge are fully paid and fulfilled. The Parties agree that the Pledgors and Party A shall submit the registration application for creation of equity pledge with the Registration Authority according to the Measures for the Registration of Equity Pledge immediately after signing this Contract. The Parties further agree to complete all equity pledge registration procedures and obtain the registration notice issued by the registration authority within fifteen (15) days from the date when the Registration Authority formally accepts the equity pledge registration application. The Parties confirm that in order to handle the equity pledge registration procedures, each party shall submit this Contract or an equity pledge contract (“Registration Pledge Contract”) signed in the form required by the Registration Authority and truly reflecting the pledge information under this Contract to the administrative department for industry and commerce, and this Contract shall prevail if there are matters not mentioned in the Registration Pledge Contract. The Pledgors and Party C shall submit all necessary documents and handle all necessary procedure in accordance with Chinese laws and regulations and various requirements of relevant administrative authorities for industry and commerce, so as to ensure that the pledge can be registered as soon as possible after submitting the application.

3.2	During the Pledge Period, if Party C fails to perform or to fully perform its Contract Obligations or pay the Secured Indebtedness, the Pledgee shall have the right (but not the obligation) to dispose of the Equity according to the provisions hereof.

4.	Keeping of Equity Records Subject to Pledge

4.1	During the Pledge Period, the Pledgors shall deliver the original contribution certificates and the original register of shareholders recording the equity pledge (and other documents required by Pledgee reasonably, including but not limited to the notice of pledge registration issued by the administrative department for Industry and Commerce) to the Pledgee for keeping with seven (7) days after the Pledge is registered. The Pledgee shall keep such documents during the whole Pledge Period.

5.	Representations and Warranties of the Pledgors and Party C

Pledgors represent and warrant to the Pledgee as follows:

5.1	The Pledgors are the sole legal and beneficial owner of the Equity and have legal, full and complete ownership to the Equity, subject to any agreement entered into between the Pledgors and the Pledgee.

5.2	The Pledgee shall have the right to dispose of and transfer the Equity according to the terms hereof.

5.3	Except for the Pledge hereof, Pledgors have not created any security interest or other encumbrances over the Equity, the ownership to the Equity is free of any actual or threatened dispute, lien, other procedural restrictions or other similar threat, and may be pledged and transferred according to the applicable laws.

5.4	The execution hereof, exercise any right hereunder and performance of any obligation hereunder by the Pledgors will not violate any laws, regulations, or any agreement or contract to which any of the Pledgors is a party, or any commitment made by any of the Pledgors to any third party.

5.5	All documents, information, statements and certificates provided by the Pledgors to the Pledgee are accurate, true, complete and valid.

Party C represents and warrants to the Pledgee as follows:

5.6	Party C is a limited liability company duly incorporated and validly existing according to the laws of China, with independent legal personality; and Party C has separate legal personality and full and independent legal status and capacity to execute, deliver and perform this Contract.

5.7	This Contract has been duly signed by Party C, and constitutes legal, valid and binding obligations of Party C.

5.8	Party C has full internal power and authority to execute and deliver this Contract and all other documents relating to the transaction contemplated herein, and has full power and authority to consummate the transaction contemplated herein.

5.9	There is no material security interest or other encumbrances over Party C’s assets which may affect the Pledgee’s rights or interests in the Equity (including but not limited to transfer of Party C’s intellectual property or transfer of any Party C’s asset with a value of over RMB 100,000, or any encumbrances over the property or use right to such assets).

5.10	There is no pending or, to the knowledge of Party C, threatened litigation, arbitration or other legal proceedings of any court or arbitral tribunal, or any administrative procedure or penalty of any government authority or administrative agency over the Equity, Party C or its assets, which may have material or adverse effect on Party C’s economic conditions or any Pledgor’s ability to perform any obligation hereunder or any liability of security.

5.11	Party C hereby agrees to be jointly liable to the Pledgee for the representations and warranties made by the Pledgors under this Contract.

5.12	Party C hereby warrants to the Pledgee that the above representations and warranties shall be true and correct and shall be fully complied with before the obligations hereunder are fully performed or the Secured Indebtedness hereunder are fully satisfied.

6.	Further Covenants and Consents of the Pledgors and Party C

The Pledgors further consent and covenant as follows:

6.1	During the term hereof, Pledgors hereby covenants to the Pledgee that the Pledgors:

6.1.1	shall not transfer the Equity or create or permit existence of any security interest or other encumbrance that may affect any right or interest of the Pledgee in the Equity without prior written consent of the Pledgee, except for performance of the Exclusive Option Contract entered into by the Pledgors, the Pledgee and Party C on March 15, 2021;

6.1.2	shall obey and exercise all laws, rules and regulations applicable to the Pledge. Within five(5) days after receiving any notice, order or suggestion on the Pledge from relevant competent authorities (or any other relevant departments), the Pledgors shall show the Pledgee such notices, orders or suggestions, and obey such notices, orders or suggestions or bring forth objections or statements regarding them according to the Pledgee’s reasonable requirements or with the Pledgee’s consent.

6.1.3	shall immediately notify the Pledgee of any event that may affect the right of the Pledgee to the Equity or any part of the Equity, or any notice thereof, and any event that may affect any guarantee or other obligation of the Pledgor resulting from this Contract, or any notice thereof.

6.2	The Pledgors agree that any right of the Pledgee to the Pledge herein shall not be interrupted or hindered by the Pledgors or their heir, successor or representative or any other person through any legal procedure.

6.3	To protect and perfect any security interest granted hereunder, the Pledgors hereby undertake to execute in good faith, and to procure other parties having interest in the Pledge to execute, all certificates, agreements, deeds and/or undertakings required by the Pledgee. The Pledgors further undertake to take, and to procure any other parties having interest in the Pledge to take, any acts required by the Pledgee, to promote the Pledgee to exercise any right and authority granted hereunder, and enter into all relevant documents relating to ownership to the Equity with the Pledgee or any person designated by the Pledgee (natural person / legal person). The Pledgors undertake to provide the Pledgee with all notices, orders and decisions required by the Pledgee within a reasonable period.

6.4	The Pledgors hereby covenants to the Pledgee that they will comply with and perform all warranties, covenants, agreements, representations and conditions hereunder. If the Pledgors fail to perform such warranties, covenants, agreements, representations and conditions in whole or in part, the Pledgors shall compensate the Pledgee for all losses caused thereby.

6.5	If the pledged equity hereunder is subject to any coercive measures by any court or other government department for any reason, the Pledgors shall use all efforts, including (but not limited to) providing other security or taking other measures to the court, to lift such coercive measures taken by the court or other department over the above equity.

6.6	In the event that the value of any Equity held by any Pledgors may decrease and will thus endanger the Pledgee’s right, the Pledgee may request the Pledgors to provide additional mortgage or other security. If the Pledgors fail to provide, the Pledgee may auction or sell the Equity at any time, and use the proceeds from such auction or sale to early repay the secured debts or place the proceeds in escrow; and any expenses incurred thereby shall be borne by the Pledgors.

6.7	The Pledgors and/or Party C shall not increase, reduce or transfer, (or assist others to increase, reduce or transfer) Party C’s registered capital (or their contributions to Party C), or create any encumbrances thereon, without prior written consent of the Pledgee. Subject to the previous sentence, any Party C’s Equity registered and obtained after the date hereof shall be referred to as “Additional Equity”. The Pledgors and Party C shall enter into a supplemental equity pledge agreement with the Pledgee immediately after the Pledgor acquires the Additional Equity, shall procure the board of directors and the shareholders’ meeting of Party C to approve the supplemental equity pledge agreement, and shall provide the Pledgee with all documents required by the supplemental equity pledge agreement, including but not limited to : (a) the original shareholder’s contribution certificate concerning the Additional Equity issued by Party C; and (b) the verified copy of the capital verification report concerning the Additional Equity issued by a Chinese certified public accountant. The Pledgors and Party C shall complete the registration on creation of pledge over the Additional Equity according to Clause 3.1 hereof.

6.8	Unless the Pledgee gives contrary instructions in advance, the Pledgors and/or Party C agree that if the Pledgors transfer any Equity to any third party (“Equity Transferee”) in whole or in part in violation of this Contract (including separation and succession), the Pledgors and/or Party C shall procure the Equity Transferee to recognize the Pledge unconditionally, and shall complete necessary formalities on change of registration (including but not limited to execution of relevant documents) to ensure the Pledge continues to exist.

6.9	If the Pledgee provides any loan to Party C, the Pledgors and/or Party C agree to create a pledge over the Equity in favor of the Pledgee to secure repayment of the loan, and to complete relevant formalities promptly according to laws, regulations or local practices (if any), including but not limited to execution of relevant documents and completion of registration on creation (or change) of pledge.

Party C further warrants and consents as follows:

6.10	If the execution and performance hereof and the equity pledge hereunder require any third party’s consent, permission, waiver or authorization, or any approval, permission, exemption of or any registration or filing with any government authority (if required by law), Party C shall use it best efforts to assist to obtain the same and maintain the same fully effective during the term of this Contract.

6.11	Party C shall not assist or permit the Pledgors to create any new pledge or other security interest over the Equity, nor assist or permit the Pledgors to transfer the Equity without prior written consent of the Pledgee.

6.12	Party C agrees to strictly comply with, together with the Pledgors, the obligations under Clauses 6.7, 6.8 and 6.9 hereof.

6.13	Party C shall not transfer its assets or create or permit existence of any security interest or other encumbrances over its assets which may affect the Pledgee’s rights or interests in the Equity (including but not limited to transfer of Party C’s intellectual property or transfer of any Party C’s asset with a value of over RMB 100,000, or any encumbrances over the property or use right to such assets), without prior written consent of the Pledgee.

6.14	When any lawsuit, arbitration or other claim occurs, which may have adverse effect on Party C, the Equity or the Pledgee’s interest under the Control Agreements, Party C undertakes to give prompt written notice to the Pledgee as soon as possible, and to take all necessary measures at the reasonable request of the Pledgee to ensure the Pledgee’s pledge interest over the Equity.

6.15	Party C shall not take or permit any acts or conducts that may have adverse effect on the Pledgee’s interest or the Equity under the Control Agreements.

6.16	Party C shall provide the Pledgee with its financial statements for the previous calendar quarter in the first month of every calendar quarter, including but not limited to the balance sheet, the income statement and the cash flow statement.

6.17	Party C undertakes to take, at the reasonable request of the Pledgee, all necessary measures and to execute all necessary documents, to ensure the pledge interest of the Pledgee over the Equity and the exercise and realization of such interest.

6.18	If the exercise of the Pledge hereunder causes any transfer of the Equity, Party C undertakes to take all measures to complete such transfer.

6.19	Party C shall complete and procure its shareholders to ensure the registration of renewal of its business term three (3) months before expiration of its business term, to ensure the validity of this Contract continues.

7.	Breach Events or Accident

7.1	The following circumstances in Clause 7.1.1 to 7.1.8 shall be deemed breach events, and the circumstances in Clause 7.1.9 to 7.1.11 shall be deemed accidents:

7.1.1	Party C fails to pay the consulting and service fees payable under the Exclusive Business Cooperation Agreement, or fails to repay the loan (if any), or violates any obligations under the Control Agreements;

7.1.2	Any representation or warranty made by any Pledgors in Clause 5 hereof contains material misrepresentation or mistakes, and/or the Pledgors breach any warranties in Clause 5 hereof;

7.1.3	The Pledgors and Party C fail to complete any registration of the Equity Pledge with the Registration Authority according to Clause 3.1 hereof.

7.1.4	The Pledgors or Party C breach any provisions hereof;

7.1.5	Unless specifically stipulated in Clause 6.1.1, any Pledgor transfers or intends to transfer or waives the pledged Equity, or assigns the pledged Equity without written consent of the Pledgee;

7.1.6	Any loan, undertaking, compensation, covenant or other debt owed by any Pledgors to any third party (1) is requested to be repaid or performed early owing to the Pledgors’ breach of contract; or (2) has been due but is unable to be repaid or performed;

7.1.7	Any approval, license, permit or authority that makes this Contract enforceable, legal and valid is cancelled, suspended, void or materially modified;

7.1.8	The successors or trustees of Party C can only perform the payment obligation under the Exclusive Business Cooperation Agreement in part, or refuse to perform the payment obligation under the same;

7.1.9	Promulgation of any applicable laws causes this Contract illegal or the Pledgors unable to perform the obligations hereunder;

7.1.10	Any adverse change (which shall be deemed as a breach event if caused by any Pledgor’s intentional or major fault) occurs to any assets of any Pledgor, which, the Pledgee believes, affects the Pledgors’ ability to perform their obligations hereunder;

7.1.11	Any other circumstances (which shall be deemed as a breach event if caused by any Pledgor’s intentional or major fault) under which the Pledgee can’t or might not exercise its rights of Pledge, including but not limited to an event where a natural person Pledgor dies or becomes incapacitated, and / or the Pledgor in the form of limited partner and company is in cancellation, compulsory liquidation, suspension of business for rectification or other circumstances that cannot operate normally.

7.2	The Pledgors shall give written notice to the Pledgee immediately when they know or find any circumstance set forth in Clause 7.1 or any event that may cause such circumstances.

7.3	Unless the Exercise Events set forth in Clause 7.1 have been corrected to the satisfaction of the Pledgee within thirty (30) days after the Pledgee sends a notice, the Pledgee may send an Exercise Notice to the Pledgors when or after the Exercise Events occur, requesting the Pledgors to immediately repay the fund and all any payment due and payable to the Pledgee, and / or repay the loan and / or dispose of the Pledge according to Clause 8 hereof.

8.	Enforcement of the Pledge

8.1	The Pledgors shall not transfer their Equity in Party C without written consent of the Pledgee.

8.2	The Pledgee may send an Exercise Notice to the Pledgors when it exercises the Pledge.

8.3	Subject to the provisions of Clause 7.3 hereof, the Pledgee may enforce any rights to the Pledge when or any time after it sends the Exercise Notice according to Clause 7.2 hereof. The Pledgors shall cease to own any rights or interests related to the Equity once the Pledgee decides on the compulsory enforcement of the Pledge.

8.4	When the Pledgee exercises the Pledge, within the permitted scope and in accordance with applicable laws, the Pledgee shall have the right to dispose of the pledged Equity; and all payments received from the Pledge in exercising the Pledge, if there is a surplus after the Secured Indebtedness is paid, shall be paid to the Pledgors or the person has right to receive the balance (without interest).

8.5	When the Pledgee disposes of the Pledge according to this Contract, the Pledgors and Party C shall provide necessary assistance to enable the Pledgee to enforce the Pledge according to this Contract.

8.6	The Pledgors shall assume all expenses, taxes and legal costs with respect to creation of the Pledge and realization of the Pledgee’s rights hereunder, except for those to be assumed by the Pledgee according to law.

9.	Transfer

9.1	No Pledgor may transfer or delegate any rights or obligations hereunder without prior written consent of the Pledgee.

9.2	This Contract shall be binding upon the Pledgors and their respective heirs and authorized assignees (if any) and shall be effective for the Pledgee, its heirs and assignees.

9.3	The Pledgee may transfer any and all of its rights and obligations under the Exclusive Business Cooperation Agreement to any person designated by it (natural person / legal person) at any time. In such case, the transferee shall enjoy and assume the rights and obligations hereunder, as if it is an original party to this Contract. When the Pledgee transfers any rights and obligations under the Exclusive Business Cooperation Agreement , the Pledgors shall execute relevant agreements or other documents relating to the transfer at the request of the Pledgee.

9.4	If the Pledgee is to be changed due to any transfer, at the request of the Pledgee, the Pledgors shall enter into a new pledge contract of the same terms and conditions as those of this Contract with the new pledgee.

9.5	The Pledgors shall strictly comply with this Contract and any other contracts entered into by the Parties hereto or any Party jointly or severally, including the Exclusive Option Contract and the Power of Attorney issued in favor of the Pledgee, shall perform the obligations under this Contract and other contracts, and shall not take any acts or omissions that may affect the validity or enforceability hereof or thereof. Unless as instructed by the Pledgee in writing, the Pledgors shall not exercise any residual rights to the pledged Equity hereunder.

10.	Termination

After the Exclusive Business Cooperation Agreement is fully performed and the consulting and service fees under it are paid, and after Party C’s obligations under other Control Agreements are terminated, this Contract shall terminate, and the Pledgee shall terminate this Contract as soon as reasonably and practicably possible.

Unless the laws provide otherwise, the Pledgors or Party C has no right to terminate or rescind this Contract in any case.

11.	Formality Charges and Other Costs

Party C shall assume all costs and expenses relating to this Contract, including but not limited to attorney’s fee, cost of production, stamp duty and other taxes and duties. If the Pledgee is required to assume certain taxes and duties according to applicable law, the Pledgors shall procure Party C to fully refund the taxes and duties already paid by the Pledgee.

12.	Confidentiality Obligation

The Parties acknowledge that any oral or written information exchanged between them with respect to this Contract are confidential information. Each Party shall keep such information confidential, and shall not disclosure such information to any third party without written consent of the other Parties, except for any information (a) known or will be known to the public (not through disclosure by the receiving Party); (b) the disclosure of which is required by applicable laws or any rules or regulations of any stock exchange; or (c) required by any transaction contemplated herein to be disclosed to either Party’s legal or financial consultant who shall be bound by any confidentiality obligations similar to those under this Clause 12. Any disclosure by any personnel or organization employed by either Party shall be deemed disclosure by such Party, and such Party shall be liable for breach by the personnel or organization of this Contract. This Clause 12 shall survive termination of this Contract for whatever reasons.

13.	Applicable Law and Dispute Resolution

13.1	The execution, validity, interpretation and performance hereof, and the resolution of any dispute hereunder shall be governed by the officially promulgated and publicly available laws of China.

13.2	If any dispute arises out of interpretation or performance of this Contract, the Parties shall consult to resolve such dispute in good faith. If the Parties fail to reach an agreement on resolution of the dispute within 30 days after either Party proposes consultation, either Party may refer the dispute to the court of the plaintiff's domicile.

13.3	Where any dispute arises out of interpretation or performance hereof, or when any dispute is in litigation, except for the disputed matters, the Parties shall continue to exercise their respective rights and perform their respective obligations hereunder.

14.	Notification

14.1	All notices and other communications required or permitted by this Contract shall be sent to the designated address of each Party by personal delivery, postage-prepaid registered mail, commercial courier service or fax. A confirmation shall be sent by email for each notice. The date of such notice is deemed to be effectively received shall be determined as follows:

14.1.1	When it is sent or refused at the designated receiving address, in case of personal delivery, courier service or postage-prepaid registered mail.

14.1.2	On the date when it is successfully transmitted (evidenced by the transmission confirmation generated automatically), in case of fax.

14.2	For the notice purpose, the address of the Parties are as follows:

Party A	Etao International Healthcare Technology Co., Ltd. Contact address: 1613-1615, Zhejiang Building, Anzhen Xili, Chaoyang District, Beijing. Attention: Xintong Jian Mobile: [Redacted]

Party B1	Ping Wang Mobile: [Redacted]

Party B2	Lei Chen Mobile: [Redacted]

Party B3	Shandong Taipu Investment Partnership (Limited Partnership)
Contact address: Room 105, No. 106, Beiyan Street, 300 meters east of the intersection of Nanjing Road and Wangshe Road, Fujia Town, Zibo Economic Development Zone, Zibo City, Shandong Province.
Attention: Zhi Li
Mobile: [Redacted]

Party B4	Liwen Wang Mobile: [Redacted]

Party B5	Sichuan Ruitao Technology Co., Ltd. Contact address: No. 619, Floor 6, Building 2, No. 218, Tianfu 3rd Street, High-tech Zone, Chengdu. Attention: Tiejun Wang Mobile: [Redacted]

Party C	Alliance Insurance Brokerage Co., Ltd. Contact address: Room 101-107 and Room 201-208, Building 2, No. 80, Zhengxi Road, Yangpu District, Shanghai. Attention: Fang Wang Mobile: [Redacted]

14.3	Any Party may change its contact address at any time by sending notice to the other parties in accordance with the terms of Clause 14.

15.	Severability

If any or several provisions hereof are decided void, illegal or unenforceable in any respect according to any laws or regulations, the validity, legality or enforceability of the remaining provisions hereof shall not be affected or impaired in any respect. The Parties shall consult in good faith to replace such void, illegal or unenforceable provisions with valid provisions to the maximum extent permitted by laws and expected by the Parties, so that the valid provisions have as much similar economic effect to that of those void, illegal or unenforceable as possible.

16.	Entire Contract

Except for any written amendment, supplement or modification made after execution hereof, this Contract shall constitute the entire agreement among the Parties with respect to the subject matter hereof, and shall supersede all prior oral or written negotiations, representations and contracts among the Parties with respect to the subject matter hereof.

17.	Exhibits

The exhibits attached hereto constitute an integral part of this Contract.

18.	Effectiveness

18.1	Any amendment to, modification of or supplement to this Contract shall be signed or sealed by the Parties in writing and shall complete the government registration procedure (if applicable).

18.2	This Contract is made in eight (8) counterparts, with Pledgee, Party B and Party C holding one counterpart separately, and one counterpart shall be submitted to the Registration Authority. All counterparts have equal legal force.

[The remainder of this page is intentionally left blank. Signature page follows.]

(This page is the signature page of Equity Pledge Contract.)

In faith whereof, the Parties have caused this Equity Pledge Contract to be signed by themselves or their authorized representatives on the date first written above.

Party A: Etao International Healthcare Technology Co., Ltd. (Company seal)

Signature:	/s/
Name: Xiuying Jiang
Title: Legal Representative

(This page is the signature page of Equity Pledge Contract.)

In faith whereof, the Parties have caused this Equity Pledge Contract to be signed by themselves or their authorized representatives on the date first written above.

Party B1: Ping Wang

Signature:	/s/
Name: Ping Wang

(This page is the signature page of Equity Pledge Contract.)

In faith whereof, the Parties have caused this Equity Pledge Contract to be signed by themselves or their authorized representatives on the date first written above.

Party B2: Lei Chen

Signature:	/s/
Name: Lei Chen

(This page is the signature page of Equity Pledge Contract.)

In faith whereof, the Parties have caused this Equity Pledge Contract to be signed by themselves or their authorized representatives on the date first written above.

Party B3: Shandong Taipu Investment Partnership (Limited Partnership) (Seal)

Signature:	/s/
Name: Ping Wang
Title: Executive Partner

(This page is the signature page of Equity Pledge Contract.)

In faith whereof, the Parties have caused this Equity Pledge Contract to be signed by themselves or their authorized representatives on the date first written above.

Party B4: Liwen Wang

Signature:	/s/
Name: Liwen Wang

(This page is the signature page of Equity Pledge Contract.)

In faith whereof, the Parties have caused this Equity Pledge Contract to be signed by themselves or their authorized representatives on the date first written above.

Party B5: Sichuan Ruitao Technology Co., Ltd. (Company seal)

Signature:	/s/
Name: Tiejun Wang
Title: Legal Representation / Executive Director

(This page is the signature page of Equity Pledge Contract.)

In faith whereof, the Parties have caused this Equity Pledge Contract to be signed by themselves or their authorized representatives on the date first written above.

Party C: Alliance Insurance Brokerage Co., Ltd. (Company seal)

Signature:	/s/
Name: Ping Wang
Title: Legal Representation / Chairwoman